UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 17, 2017

PetLife Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52445	33-1133537
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

38 West Main St., Hancock, MD	21750
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 473-8543

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2017, Dr. Geoff’s by PetLife, Inc. (“Dr. Geoff’s by PetLife”), a subsidiary of PetLife Pharmaceuticals, Inc. (“PetLife,” or the “Company”), entered into an asset purchase agreement and a supply agreement with Healthy Life Pets, LLC (“Healthy Life Pets”) to acquire certain assets, including the intellectual property of Healthy Life Pets’ product line, including the trademarked brand, “Dr. Geoff’s Real Pet Food,” and to purchase product for a period of time from Healthy Life Pets. The purchase price of the assets was 1,450,000 shares of common stock of the Company, 450,000 of which were issued at execution, with the remaining 1,000,000 shares of common stock vesting over two years. The supply agreement, when fulfilled, will require the issuance of 50,000 shares of common stock of the Company to Healthy Life Pets. All shares of Company common stock to be issued pursuant to these agreements are subject to restrictions on resale pursuant to a leak out agreement.

Dr. Geoff’s by PetLife projects a national rollout of the product line in the latter part of 2017. Also, Dr. Geoff’s by PetLife projects the inclusion of VitalZul™, the Company’s patent pending, non-toxic, bioactive formulation, into a second-generation line of pet food.

The foregoing descriptions of the asset purchase agreement, supply agreement, and leak out agreement are qualified in their entirety by the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to, and incorporated by reference in, this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2017, as announced in a press release on the following day, Geoffrey Broderick resigned as President of the Company to focus on the Company’s pet food division, Dr. Geoff’s by PetLife, and the projected rollout of the Dr. Geoff’s product line through direct response marketing to consumers through infomercials and Internet promotions. Mr. Broderick has an extensive background in this industry; therefore, this move to the subsidiary is strategic to meet the Company’s goals.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2017, the Company organized in the State of Maryland a wholly-owned subsidiary, Dr. Geoff’s by PetLife, to operate the Company’s pet food division.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

10.1	Asset Purchase Agreement between Healthy Life Pets, LLC and Dr. Geoff’s by PetLife, Inc.
10.2	Supply Agreement between Healthy Life Pets, LLC and Dr. Geoff’s by PetLife, Inc.
10.3	Leak Out Agreement between Healthy Life Pets, LLC, Dr. Geoff’s by PetLife, Inc., and PetLife Pharmaceuticals, Inc.
99.1	Press Release on April 18, 2017, “PetLife Finalizes Negotiations for Dr. Geoff’s Real Food for Pets”
99.2	Press Release on May 23, 2017, “PetLife Closes Acquisition of Assets for Dr. Geoff’s Real Food for Pets”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETLIFE PHARMACEUTICALS, INC.
(Registrant)

Dated: May 25, 2017	By:	/s/ Ralph T. Salvagno, MD
Ralph T. Salvagno, MD
Chief Executive Officer